EXHIBIT 10.1

                             GUARANTEE FEE AGREEMENT
                             -----------------------



THIS AGREEMENT dated as of the 19th day of April , 2005.

B E T W E E N:

                           JSC KARAKUDUKMUNAY, a joint stock company of closed type organized and existing under the laws of Kazakhstan

                           ("KKM")

                                                               OF THE FIRST PART

                           - and -


                           NELSON RESOURCES LIMITED, a limited liability company organized under the laws of Bermuda

                           ("Nelson")

                                                              OF THE SECOND PART


WHEREAS by a credit facility agreement (the "Credit Facility Agreement") dated March 24, 2005 between KKM, BNP Paribas (Suisse) SA, BNP Paribas New York Branch, KBC Bank N.V., BNP Paribas SA and the Banks listed in Schedule 1 thereto, the said Banks agreed to make available to KKM a credit facility in the authorized amount of US$40,000,000 (the "Credit Facility") upon the terms and conditions contained in the Credit Facility Agreement;

AND WHEREAS it is condition of the availability of the Credit Facility that Nelson issue a performance and financial guarantee (the "Guarantee") in support of all amounts owing pursuant to the Credit Facility;

AND WHEREAS as consideration for Nelson issuing the Guarantee, the parties have agreed to enter into this Agreement providing for a guarantee fee payable by KKM to Nelson upon the terms and conditions set out herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and other good and available consideration (the receipt and adequacy whereof is hereby acknowledged), the parties hereto covenant and agree as follows:

1. KKM agrees to pay to Nelson a guarantee fee (the "Fee") in the amount of 2.5% per annum calculated on the US$40,000,000 authorized principal amount of the Credit Facility during the Availability Period and on the daily outstanding principal balance under the Credit Facility during the period the Term Loan is outstanding. The Fee is payable as follows:

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     (a) US$1,000,000 at the time of the initial advance of the Credit Facility in respect of the first year the Credit Facility is outstanding; and

     (b) on each anniversary date of the initial advance of the Credit Facility an amount equal to 2.5% of the principal amount of the Credit Facility outstanding or, if the Availability Period has been extended and has not yet expired, authorized, whichever is greater, on the respective anniversary date in respect of the following twelve months (or such lesser amount as Nelson has advised KKM in writing if the Projected Maturity Date is within the following twelve months).

If the Fee paid by KKM hereunder in advance for a particular twelve month period (the "Applicable Year") is more or less than the fee which is ultimately owing based on the aforesaid 2.5% per annum rate calculated daily, KKM shall provide notice to Nelson (with a copy to BNP Paribas (Suisse) SA to be delivered by KKM in accordance with Clause 33 of the Credit Facility Agreement) of the amount of such difference within 30 days of the end of the Applicable Year. If the amount of the Fee previously paid in respect of the Applicable Year is less than the amount owing hereunder, KKM shall pay such difference to Nelson forthwith upon receipt of such notice. If the amount of the Fee previously paid in respect of the Applicable Year is more than the amount owing hereunder, Nelson shall pay such difference to KKM forthwith following Nelson's issuance of such notice.

2. Any and all payments made by KKM hereunder shall be made, in accordance with this Section 2, free and clear of and without deduction for any and all present or future Taxes, excluding any Taxes imposed on or measured by the income of Nelson. If KKM shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (excluding any Taxes imposed on or measured by the income of Nelson), (i) the sum payable shall be increased as much as shall be necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 2) Nelson receive an amount equal to the sum that it would have received had no such withholdings or deductions been made, (ii) KKM shall make such deductions and pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, KKM shall furnish to Nelson the original or a certified copy of a receipt evidencing payment thereof.

     The "Guarantee Fee" for the purposes of the Credit Facility Agreement shall be the amount of the Fee owing to Nelson pursuant to Section 1 as increased by any amount by which KKM is obliged to increase such amount pursuant to Section 2 herein.

3. KKM shall pay on demand all costs and expenses (including legal fees) incurred by Nelson in enforcing or attempting to enforce all its rights hereunder, including its rights to monies owing hereunder, and all proceedings taken in relation hereto.

4. All monies due but unpaid hereunder shall bear interest at the rate then provided for in connection with the Credit Facility (or the last interest date applicable to the Credit Facility if there is then no indebtedness or obligations owing in connection with the Credit Facility).

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5. If any one or more of the provisions contained in this Agreement should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

6. All capitalized terms used herein and not defined herein shall have the respective meanings ascribed thereto in the Credit Facility Agreement.

7. Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by fax, electronic mail or letter. Any notice or other communication to be given by one party to another under this Agreement shall (unless one party has by 15 day's notice to the other party specified another address) be given to that other party at the following respective addresses and fax numbers:

     (a) JSC Karakudukmunay:

         Republic of Kazakhstan
         Mangistau Oblast
         Aktau, 466200, 3 micro district
         Bldg 82

         Attention:        General Director
         Fax:              +73292 518 336
         E-mail:           pties@kkm.kz
                           ------------

         with a copy to:

         JSC Karakudukmunay
         c/o Commonwealth & British Services Ltd.
         19 Berkeley Street
         London
         W1J 8ED
         England

         Attention:        Arman Tuyakov
         Fax:              +44 (20) 7495 8909
         Email:            arman@nelsonresources.co.uk

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     (b) Nelson Resources Limited:

         Address:

         Chancery Hall
         52 Reid Street
         Hamilton   HA12
         Bermuda

         Attention:
         Fax:
         Email:

         with a copy to:

         Nelson Resources Limited

         Address:

         c/o Commonwealth & British Services Ltd.
         19 Berkeley Street
         London
         W1J 8ED
         England

         Attention:        Arman Tuyakov
         Fax:              +44 (20) 7495 8909
         Email:            arman@nelsonresources.co.uk

Any notice or other communication given hereunder shall be deemed to have been received:

     (a) if sent by fax, with a confirmed receipt of transmission from the receiving machine, on the day on which transmitted;

     (b) in the case of a notice given by hand, on the day of actual delivery;

     (c) in the case of electronic mail, on the day on which the confirmation of delivery of that e-mail is received; and

     (d) if posted, on the fifth Business Day following the day on which it was despatched by airmail postage prepaid,

     provided that a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall be deemed to have been received on the next Business Day.

8. This Agreement shall enure to the benefit and be binding upon the parties hereto and their respective successors and assigns.

9. This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of such counterparts taken together shall be deemed to constitute one and the same agreement.

10. This Agreement is governed by and shall be construed in accordance with English law.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto this 19 day of April, 2005.

JSC KARAKUDUKMUNAY:                )
                                   )
SIGNED by                          )
duly authorized for and            )
on behalf of                       )    /s/ P. Ties
JSC KARAKUDUKMUNAY                 )    ----------------------------------------
                                   )    Authorized Signatory/ies
                                   )
NELSON RESOURCES LIMITED:          )
                                   )
SIGNED by                          )
duly authorized for and            )
on behalf of                       )
NELSON RESOURCES LIMITED           )
                                   )    /s/ N. Greene
                                   )    ----------------------------------------
                                   )    Authorized Signatory/ies